Exhibit 32
CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Corporate Property Associates 14 Incorporated on Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of Corporate Property Associates 14 Incorporated, does hereby certify, to the best of such officer’s knowledge and belief, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Corporate Property Associates 14 Incorporated.
Date 3/26/2009

/s/ Gordon F. DuGan
Gordon F. DuGan
Chief Executive Officer
Date 3/26/2009

/s/ Mark J. DeCesaris
Mark J. DeCesaris
Acting Chief Financial Officer

The certification set forth above is being furnished as an exhibit solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Report as a separate disclosure document of Corporate Property Associates 14 Incorporated or the certifying officers.
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Corporate Property Associates 14 Incorporated and will be retained by Corporate Property Associates 14 Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.